UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	March 20, 2007

           OSHKOSH TRUCK CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

     P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

                (920) 235-9151
(Registrant's telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On March 20, 2007, Oshkosh Truck Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with Charles L. Szews, the Executive Vice President and Chief Financial Officer of the Company. Under the Agreement, the Company agreed to continue its employment of Mr. Szews as Executive Vice President and Chief Financial Officer of the Company until December 31, 2008, the end of the initial term. The Agreement is automatically extended for successive one-year intervals on the date that is 12 months prior to the date the Agreement would otherwise expire (the “Extension Date”) unless Mr. Szews or the Company gives written notice of his or its intent to terminate the Agreement on the date the Agreement would otherwise expire not less than 30 days prior to the Extension Date. Pursuant to the terms of the Agreement, Mr. Szews’ compensation will consist of the following components: (i) an annual base salary of not less than $518,950, to be reviewed annually for possible increase; (ii) continued participation in the Company’s bonus plan, qualified retirement plan, supplemental retirement plan, stock-based compensation programs, deferred compensation plan and fringe benefit plans and programs; and (iii) certain perquisites received from time to time by other senior executives of the Company.

        If, prior to the end of the term of the Agreement, the Company terminates Mr. Szews’ employment other than for cause (as defined in the Agreement), or Mr. Szews terminates his employment for good reason (as defined in the Agreement), then the Company will pay to Mr. Szews as severance pay, in lieu of base salary and bonus for the remaining term of the Agreement, an amount equal to two times the sum of (i) Mr. Szews’ base salary, plus (ii) an amount equal to the average of the annual bonuses paid or payable to Mr. Szews with respect to the three full fiscal years of the Company preceding the date of termination. In addition, the Company will pay a pro rata bonus for the fiscal year in which the termination occurs and fringe benefits for the remaining term of the Agreement.

        Simultaneously with his execution of the Agreement, Mr. Szews also executed a Confidentiality and Loyalty Agreement (the “Loyalty Agreement”) in favor of the Company under which Mr. Szews made certain commitments concerning disclosure and assignment of inventions, confidentiality and noncompetition, among other things.

        The descriptions of the Agreement and the Loyalty Agreement set forth above are qualified by reference to the Agreement and the Loyalty Agreement filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Employment Agreement, dated as of March 20, 2007, between Oshkosh Truck Corporation and Charles L. Szews.

(10.2)	Confidentiality and Loyalty Agreement, dated as of March 20, 2007, between Oshkosh Truck Corporation and Charles L. Szews.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH TRUCK CORPORATION
Date: March 26, 2007	By: /s/ Bryan J. Blankfield
Bryan J. Blankfield
Executive Vice President, General Counsel
and Secretary

OSHKOSH TRUCK CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated March 20, 2007

Exhibit
Number

(10.1)        Employment Agreement, dated as of March 20, 2007, between Oshkosh Truck Corporation and Charles L. Szews.

(10.2)        Confidentiality and Loyalty Agreement, dated as of March 20, 2007, between Oshkosh Truck Corporation and Charles L. Szews.